Exhibit 99.1

Magnachip Reports Results for Second Quarter 2025

Q2 Results Summary

•

Consolidated revenue from continuing operations (which includes Power Analog Solutions (“PAS”) and Power IC (“PIC”) businesses) increased 8.1% year-over-year to $47.6 million and was above the mid-point of our guidance range of $45.0 to $49.0 million.

•	Consolidated gross profit margin from continuing operations of 20.4% was within our guidance range of 19.5% to 21.5%.

•	Repurchased approximately 0.7 million shares for an aggregate purchase price of $2.3 million.

Q2 2025 Highlights

•

Q2 was the fifth consecutive quarter of year-over-year growth from continuing operations primarily driven by Power Analog Solutions (PAS) growth in communications and computing applications, as well as strength in Power IC products.

•

PAS revenue from the communication applications market increased 46.7% year-over-year, representing 20% of PAS revenue, while computing applications market revenue grew 45.1% year-over year and represented 8% of PAS revenue.

•	Power IC (PIC) business increased 11.1% year-over-year in Q2 driven by strength for both TV-LED and OLED power ICs.

•	Launched 28 new-generation PAS products in the first half of 2025.

•

Had 71 design-wins in Q2, up 61% from the 44 wins achieved in the year ago quarter. The design-wins include both our new generation Gen 6 Super Junction products and low-voltage Gen 8 MOSFETs, as well as our prior generation medium-voltage and Super Junction products.

SEOUL, South Korea, July 31, 2025 – Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the second quarter 2025.

Y.J. Kim, Magnachip’s CEO said, “In Q2, Magnachip delivered our fifth consecutive quarter of year-over-year revenue growth from continuing operations, driven primarily by strong performances in our communications and computing applications businesses. The quarter also benefited from some pull-in activity by customers, which contributed to the overall strength of the results. In industrial applications, we continued to see solid demand across key end markets, including e-motors, LED lighting, and 5G battery management systems.”

Mr. Kim added, “Looking to the back half of the year, we face an uncertain environment due to tariffs and pricing pressures on older-generation products, particularly in China. As a result, we currently anticipate a softer second half of the year relative to our prior expectations, and we now forecast 2025 revenue from continuing operations to be flattish as compared to our prior outlook for mid-to-high single-digit growth.”

Mr. Kim added, “While headwinds are impacting our near-term outlook, we are being proactive and decisive by taking structural actions to optimize operational efficiency and we are accelerating the development of a full array of a new generation of feature-rich power products which we expect will command higher prices and margins to drive future growth and profitability. We remain firmly committed to our 3-3-3 strategy of achieving $300 million in revenue with 30% gross margin, although the exact timing will depend largely upon various macroeconomic factors.”

Q2 2025 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP(1)
	Q2 2025	Q1 2025	Q/Q change			Q2 2024(1)	Y/Y change
Consolidated Revenues	47,622	44,722	up	6.5%		46,400	up	2.6%
Power solutions business	47,622	44,722	up	6.5%		44,064	up	8.1%
Power Analog Solutions	42,261	39,857	up	6.0%		39,240	up	7.7%
Power IC	5,361	4,865	up	10.2%		4,824	up	11.1%
Transitional Fab 3 foundry services(2)	—	—	n/a	—		2,336	n/a	—
Consolidated Gross Profit Margin	20.4%	20.9%	down	0.5	%pts	21.1%	down	0.7	%pts
Power solutions business	20.4%	20.9%	down	0.5	%pts	22.5%	down	2.1	%pts
Power Analog Solutions	18.2%	17.8%	up	0.4	%pts	19.7%	down	1.5	%pts
Power IC	37.4%	46.5%	down	9.1	%pts	45.5%	down	8.1	%pts
Transitional Fab 3 foundry services(2)	—	—	n/a	—		(5.2)%	n/a	—
Operating Loss	(7,438)	(6,288)	down	n/a		(5,723)	down	n/a
Income (Loss) from continuing operations	8,486	(5,082)	up	n/a		(2,208)	up	n/a
Basic Earnings (Loss) per Common Share	0.24	(0.14)	up	n/a		(0.06)	up	n/a
Diluted Earnings (Loss) per Common Share	0.23	(0.14)	up	n/a		(0.06)	up	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(1)(3)
	Q2 2025	Q1 2025	Q/Q change			Q2 2024(1)	Y/Y change
Adjusted Operating Loss	(5,616)	(5,420)	down	n/a		(4,670)	down	n/a
Adjusted EBITDA	(2,093)	(2,073)	down	n/a		(992)	down	n/a
Adjusted Income (Loss)	(2,708)	(3,815)	up	n/a		2,560	down	n/a
Adjusted Income (Loss) per Common Share—Diluted	(0.08)	(0.10)	up	n/a		0.07	down	n/a

(1)

GAAP and non-GAAP metrics summarized herein do not include any amounts relating to the Display business, which has been classified as discontinued operations from Q1 2025, and we have reclassified certain prior year amounts to conform to the current year’s presentation.

(2)

Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, we provided transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi, Korea, known as “Fab 3” (“Transitional Fab 3 Foundry Services”). The contractual obligation to provide the Transitional Fab 3 Foundry Services ended August 31, 2023, and we had wound down these foundry services by the end of 2024. Because these foundry services during the wind-down period had still been provided to the same buyer by us using our Fab 3 based on mutually agreed terms and conditions, we continued to report our revenue from providing these foundry services and related cost of sales within the Transitional Fab 3 Foundry Services line in our consolidated statement of operations until such wind down was completed. Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the Power solutions business allows investors to better understand the results of our core PAS and Power IC businesses.

(3)

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net loss or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of historical GAAP results to non-GAAP results is included in this press release.

Q3 and Full-year 2025 Financial Guidance

While actual results may vary, Magnachip currently expects the following:

For Q3 2025:

•

Consolidated revenue from continuing operations (which includes Power Analog Solutions and Power IC businesses) to be in the range of $44 to $48 million, down 3.5% sequentially and down 13.2% year-over-year at the mid-point on an equivalent basis due to pull-ins in Q2 from the second half of the year as well as competitive pricing pressure on its older generation products. This compares with equivalent revenue of $47.6 million in Q2 2025 and $53.0 million in Q3 2024.

•	Consolidated gross profit margin from continuing operations to be in the range of 18.5% to 20.5%. This compares with equivalent gross profit margin of 20.4% in Q2 2025 and 22.0% in Q3 2024.

For the full-year 2025:

•

Consolidated revenue from continuing operations is now expected to be flattish as compared to our previous forecast of mid-to-high single digit growth year-over-year, due to a challenging macroeconomic environment related to tariff uncertainty and pricing pressure on older generation products in China. This compares with equivalent revenue of $185.8 million in 2024.

•	Consolidated gross profit margin from continuing operations between 19% to 20%, as compared to our previous forecast of 19.5% to 21.5%. The equivalent gross profit margin was 21.5% in 2024.

Q2 2025 Earnings Conference Call

Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, July 31, 2025, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register-conf.media-server.com/register/BIb2356d591003457bb5c262089f689a13

Safe Harbor for Forward-Looking Statements

Information in this press release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including third quarter and full year 2025 revenue and gross profit margin expectations, future growth and revenue opportunities from new and existing products and customers, the timing and extent of future revenue contributions by our products and businesses, and the impact of market conditions associated with inflation and higher interest rates, geopolitical conflicts including between Russia-Ukraine and between Israel-Hamas and Iran, sustained military action and conflict in the Red Sea, and global macroeconomic conditions resulting from trade and tariff actions instituted between the U.S. and other countries on Magnachip’s future operating results and financial performance. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to recent trade and tariff actions announced by the U.S. globally and the related retaliatory tariffs and disruptions in supply chains and global trade as a result thereof, inflation, potential recessions or other deteriorations, economic instability or civil unrest; geopolitical conflicts, including between Russia-Ukraine and between Israel-Hamas and Iran and sustained military action and conflict in the Red Sea; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on March 14, 2025, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor

Magnachip is a designer and manufacturer of analog and mixed-signal power semiconductor platform solutions for various applications, including industrial, automotive, communication, consumer and computing. The Company provides a broad range of standard products to customers worldwide. Magnachip, with about 45 years of operating history, owns a portfolio of approximately 1,000 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip’s website is not a part of, and is not incorporated into, this release.

CONTACT:

Steven C. Pelayo, CFA

The Blueshirt Group

Tel. +1 (360) 808-5154

steven@blueshirtgroup.co

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025	June 30, 2024(1)
Revenues:
Net sales – Power solutions business	$47,622	$44,722	$44,064	$92,344	$83,976
Net sales – Transitional Fab 3 foundry services	—	—	2,336	—	5,862

Total revenues	47,622	44,722	46,400	92,344	89,838
Cost of sales:
Cost of sales – Power solutions business	37,910	35,360	34,157	73,270	67,025
Cost of sales – Transitional Fab 3 foundry services	—	—	2,457	—	6,668

Total cost of sales	37,910	35,360	36,614	73,270	73,693

Gross profit	9,712	9,362	9,786	19,074	16,145
Gross profit as a percentage of Power solutions business net sales	20.4%	20.9%	22.5%	20.7%	20.2%
Gross profit as a percentage of total revenues	20.4%	20.9%	21.1%	20.7%	18.0%
Operating expenses:
Selling, general and administrative expenses	9,321	9,714	9,735	19,035	19,275
Research and development expenses	6,983	5,936	5,774	12,919	11,984
Other charges	846	—	—	846	—

Total operating expenses	17,150	15,650	15,509	32,800	31,259

Operating loss	(7,438)	(6,288)	(5,723)	(13,726)	(15,114)
Interest income	1,324	1,545	2,134	2,869	4,275
Interest expense	(402)	(449)	(487)	(851)	(672)
Foreign currency gain (loss), net	10,810	(405)	(3,625)	10,405	(8,613)
Other income	56	114	108	170	152

Income (Loss) from continuing operations before income tax benefit, net	4,350	(5,483)	(7,593)	(1,133)	(19,972)
Income tax benefit, net	(4,136)	(401)	(5,385)	(4,537)	(3,480)

Income (Loss) from continuing operations	8,486	(5,082)	(2,208)	3,404	(16,492)
Loss from discontinued operations, net of tax	(8,163)	(3,796)	(10,789)	(11,959)	(11,922)

Net income (loss)	$323	$(8,878)	$(12,997)	$(8,555)	$(28,414)

Basic earnings (loss) per common share—
Continuing operations	$0.24	$(0.14)	$(0.06)	$0.09	$(0.43)
Discontinuing operations	(0.23)	(0.10)	(0.28)	(0.32)	(0.31)
Total	$0.01	$(0.24)	$(0.34)	$(0.23)	$(0.74)
Diluted earnings (loss) per common share—
Continuing operations	$0.23	$(0.14)	$(0.06)	$0.09	$(0.43)
Discontinuing operations	(0.22)	(0.10)	(0.28)	(0.32)	(0.31)
Total	$0.01	$(0.24)	$(0.34)	$(0.23)	$(0.74)
Weighted average number of shares—
Basic	36,083,703	36,887,841	38,174,920	36,483,551	38,359,851
Diluted	36,768,647	36,887,841	38,174,920	37,209,622	38,359,851

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$113,326	$138,610
Accounts receivable, net	28,784	28,402
Inventories, net	37,571	30,535
Other receivables	8,329	4,444
Prepaid expenses	6,518	10,379
Hedge collateral	—	2,080
Other current assets	4,926	4,779

Total current assets	199,454	219,229
Property, plant and equipment, net	94,262	81,463
Operating lease right-of-use assets	2,958	3,107
Intangible assets, net	500	507
Long-term prepaid expenses	255	165
Deferred income taxes	57,298	52,889
Other non-current assets	15,804	21,956

Total assets	$370,531	$379,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,448	$21,642
Other accounts payable	11,900	10,764
Accrued expenses	8,429	8,648
Accrued income taxes	84	56
Operating lease liabilities	1,572	1,393
Other current liabilities	1,483	3,765

Total current liabilities	42,916	46,268

Long-term borrowings	36,508	27,211
Accrued severance benefits, net	14,248	17,094
Non-current operating lease liabilities	1,382	1,823
Other non-current liabilities	5,315	10,123

Total liabilities	100,369	102,519

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 57,581,275 shares issued and 35,954,038 outstanding at June 30, 2025 and 57,498,507 shares issued and 36,912,118 outstanding at December 31, 2024	575	574
Additional paid-in capital	280,853	279,423
Retained earnings	236,021	244,576
Treasury stock, 21,627,237 shares at June 30, 2025 and 20,586,389 shares at December 31, 2024, respectively	(229,381)	(225,883)
Accumulated other comprehensive loss	(17,906)	(21,893)

Total stockholders’ equity	270,162	276,797

Total liabilities and stockholders’ equity	$370,531	$379,316

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net income (loss)	$323	$(8,555)	$(28,414)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	3,388	6,661	8,115
Provision for severance benefits	661	2,175	2,970
Loss (gain) on foreign currency, net	(18,050)	(18,085)	16,848
Provision (reversal) for inventory reserves	(363)	845	(1,024)
Stock-based compensation	462	1,492	2,116
Impairment charges	7,362	7,362	—
Deferred income tax assets	(234)	(649)	3,158
Others, net	251	476	426
Changes in operating assets and liabilities
Accounts receivable, net	(5,235)	(4,600)	(235)
Inventories	(1,720)	(4,979)	(3,449)
Other receivables	(5,024)	(5,835)	601
Prepaid expenses	3,388	4,621	3,827
Other current assets	(295)	675	(2,931)
Accounts payable	17	2,559	1,944
Other accounts payable	(2,350)	(4,972)	(6,676)
Accrued expenses	(1,911)	(2,022)	(427)
Accrued income taxes	28	22	(17)
Other current liabilities	355	(546)	453
Other non-current liabilities	(346)	8	(246)
Payment of severance benefits	(9,518)	(9,843)	(1,362)
Others, net	3,679	3,389	(761)

Net cash used in operating activities	(25,132)	(29,801)	(5,084)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	2,237	2,237	—
Payment of hedge collateral	—	—	(612)
Purchase of property, plant and equipment	(11,875)	(12,083)	(1,566)
Payment for intellectual property registration	(22)	(85)	(178)
Collection of guarantee deposits	2,315	2,336	1,138
Payment of guarantee deposits	(158)	(297)	(1,910)
Purchase of short-term financial instruments	—	—	(30,000)
Others, net	180	180	0

Net cash used in investing activities	(7,323)	(7,712)	(33,128)
Cash flows from financing activities
Proceeds from long-term borrowings	6,964	6,964	30,059
Acquisition of treasury stock	(2,714)	(4,020)	(6,859)
Repayment of financing related to water treatment facility arrangement	(114)	(225)	(238)
Repayment of principal portion of finance lease liabilities	(42)	(80)	(69)

Net cash provided by financing activities	4,094	2,639	22,893
Effect of exchange rates on cash and cash equivalents	9,033	9,590	(10,306)

Net decrease in cash and cash equivalents	(19,328)	(25,284)	(25,625)
Cash and cash equivalents
Beginning of the period	132,654	138,610	158,092

End of the period	$113,326	$113,326	$132,467

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF OPERATING LOSS FROM CONTINUING OPERATIONS TO ADJUSTED OPERATING LOSS FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025	June 30, 2024(1)
Operating loss– continuing operations	$(7,438)	$(6,288)	$(5,723)	$(13,726)	$(15,114)
Adjustments:
Equity-based compensation expense	976	868	1,053	1,844	1,881
Other charges	846	—	—	846	—

Adjusted Operating Loss– continuing operations	$(5,616)	$(5,420)	$(4,670)	$(11,036)	$(13,233)

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted Operating Loss from continuing operations as a supplemental measure of our performance. We define Adjusted Operating Loss from continuing operations for the periods indicated as operating loss from continuing operations adjusted to exclude (i) Equity-based compensation expense and (ii) Other charges.

For the three and six months ended June 30, 2025, we recorded $496 thousand of one-time employee incentives and $350 thousand of certain executive separation benefit related accruals.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS

(In thousands of U.S. dollars, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024(1)	June 30, 2025	June 30, 2024(1)
Income (Loss) from continuing operations	$8,486	$(5,082)	$(2,208)	$3,404	$(16,492)
Adjustments:
Interest income	(1,324)	(1,545)	(2,134)	(2,869)	(4,275)
Interest expense	402	449	487	851	672
Income tax benefit, net	(4,136)	(401)	(5,385)	(4,537)	(3,480)
Depreciation and amortization	3,387	3,262	3,655	6,649	7,396

EBITDA – continuing operations	6,815	(3,317)	(5,585)	3,498	(16,179)
Equity-based compensation expense	976	868	1,053	1,844	1,881
Foreign currency loss (gain), net	(10,810)	405	3,625	(10,405)	8,613
Derivative valuation loss (gain), net	80	(29)	(85)	51	(110)
Other charges	846	—	—	846	—

Adjusted EBITDA – continuing operations	$(2,093)	$(2,073)	$(992)	$(4,166)	$(5,795)

Income (Loss) from continuing operations	$8,486	$(5,082)	$(2,208)	$3,404	$(16,492)
Adjustments:
Equity-based compensation expense	976	868	1,053	1,844	1,881
Foreign currency loss (gain), net	(10,810)	405	3,625	(10,405)	8,613
Derivative valuation loss (gain), net	80	(29)	(85)	51	(110)
Other charges	846	—	—	846	—
Income tax effect on non-GAAP adjustments	(2,286)	23	175	(2,263)	(1,168)

Adjusted Income (Loss) – continuing operations	$(2,708)	$(3,815)	$2,560	$(6,523)	$(7,276)

Adjusted Income (Loss) – continuing operations per common share—
- Basic	$(0.08)	$(0.10)	$0.07	$(0.18)	$(0.19)
- Diluted	$(0.08)	$(0.10)	$0.07	$(0.18)	$(0.19)
Weighted average number of shares – basic	36,083,703	36,887,841	38,174,920	36,483,551	38,359,851
Weighted average number of shares – diluted	36,083,703	36,887,841	38,529,789	36,483,551	38,359,851

(1)	We have reclassified prior period financial information to conform to the current year presentation that reflects the classification of the Display business as discontinued operations from Q1 2025.

We present Adjusted EBITDA from continuing operations and Adjusted Income (Loss) from continuing operations as supplemental measures of our performance. We define Adjusted EBITDA from continuing operations for the periods indicated as EBITDA – continuing operations (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net and (iv) Other charges. EBITDA – continuing operations for the periods indicated is defined as income (loss) from continuing operations before interest income, interest expense, income tax benefit, net and depreciation and amortization.

We prepare Adjusted Income (Loss) from continuing operations by adjusting income (loss) from continuing operations to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Income (Loss) from continuing operations is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Income (Loss) from continuing operations for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss (gain), net, (iv) Other charges and (v) Income tax effect on non-GAAP adjustments.

For the three and six months ended June 30, 2025, we recorded $496 thousand of one-time employee incentives and $350 thousand of certain executive separation benefit related accruals.